EXHIBIT 99.1

3D Systems Acquires Bits From Bytes

Major Step Towards Democratizing Access to 3D Printers

ROCK HILL, S.C., Oct. 5, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it acquired Bits From Bytes Limited, a United Kingdom leading maker of affordable 3D printers and 3D printer kits that print real plastic parts from a variety of materials in multiple colors for educational, hobbyist and professional applications.

Bits From Bytes manufactures and markets open-source kits and printers ranging in price from $1,300-$3,900 based on the RepRap project that originated at the University of Bath. Bits From Bytes print materials include ABS and PLA in solid and translucent colors, polypropylene and polyethylene.  The BFB 3000 3D Printer can print parts from up to three different materials.  According to the 2010 Wohlers Report, in its first full year of commercial activity, Bits From Bytes kits and printers accounted for 17% of all 3D printer unit sales worldwide, ranking second in total shipments.

"Powered by 3D Systems technology, marketplace presence and financial flexibility, Bits From Bytes products can reach new audiences, address new applications and open new channels and geographies that are begging for open source access and functionality," said Ian Adkins, Managing Director, Bits From Bytes Limited.

"With the acquisition of Bits From Bytes, 3D Systems takes the next major step towards democratizing access to 3D printing - a stated strategic direction and ongoing commitment," said Abe Reichental, President and CEO, 3D Systems.

3D Systems plans to retain the entire Bits From Bytes management team led by Ian Adkins, and to continue operations from the current Bristol facility.  The company expects the Bits From Bytes acquisition to be accretive to its business results.

3D Systems will hold a conference call and simultaneous webcast to discuss the Bits From Bytes acquisition, today, October 5, 2010, at 11:30 a.m. Eastern Time.

Webcast:  www.3dsystems.com/ir

Telephone (within the U.S.): 1-888-626-7452

Telephone (outside the U.S.): 1-201-604-5102

The recorded webcast will be available approximately two hours after the live presentation at www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of rapid prototyping and manufacturing solutions including 3D Printers, 3D Production Centers and 3D parts services. Our products and services reduce the time and cost of designing and manufacturing products directly from digital data. Our solutions are ideal for education, transportation, recreation, healthcare and consumer goods applications: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com,www.dpt-fast.com, http://blog.3Dsystems.com, or via email at moreinfo@3dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Bits From Bytes Limited

Bits From Bytes is a leading provider of affordable 3D Printers and 3D Printer kits that print real plastic parts from a variety of materials in multiple colors for educational, hobbyist and professional applications. Bits From Bytes manufactures and markets open-source kits and printers ranging in price from $1,300-$3,900 based on the RepRap project that originated at the University of Bath.

More information on the company is available at www.bitsfrombytes.com.

CONTACT:  3D Systems Corporation
               Investor Contact:
                 Stacey Witten
                 803-326-4010
                 Wittens@3dsystems.com
               Media Contact:
                 Katharina Hayes
                 803-326-3941
                 HayesK@3dsystems.com